                                                                    EXHIBIT 1(f)

                             ARTICLES SUPPLEMENTARY
                                     TO THE
                           ARTICLES OF INCORPORATION

                           PACIFIC GLOBAL FUND, INC.


     Pacific Global Fund, Inc., a Maryland corporation doing business as Pacific Advisors Fund Inc. (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies that:

     FIRST: The Corporation's Board of Directors, in accordance with Section 2-105(a) of the Maryland General Corporation Law and Article Fifth of the Articles of Incorporation, has adopted a resolution adding a new series of shares as the Multi-Cap Value Fund. Such series of shares has the same voting powers, preferences, other rights, qualifications, restrictions, limitations and terms and conditions of redemption, as currently set forth in Article Fifth of the Articles of Incorporation.

     SECOND: The Corporation's Board of Directors, in accordance with Section 2-105(a)(9) of the Maryland General Corporation Law and Article Fifth of the Articles of Incorporation, has adopted a resolution classifying and redesignating Six Hundred Million (600,000,000) shares of the Corporation's One Billion (1,000,000,000) Shares of Common Stock, par value one cent ($.01) per share, having an aggregate par value of Ten Million Dollars ($10,000,000), as set forth below.

     Immediately before the classification and redesignation, Five Hundred Million (500,000,000) shares of the Corporation's One Billion (1,000,000,000) shares of Common Stock, par value one cent ($.01) per share, having an aggregate par value of Ten Million Dollars ($10,000,000) were designated and classified as follows:

PRIOR DESIGNATION                                                       PRIOR NUMBER OF SHARES
-----------------                                                       ----------------------
Government Securities Fund Class A Shares                                    50,000,000
Income and Equity Fund Class A Shares                                        50,000,000
Balanced Fund Class A Shares                                                 50,000,000
Small Cap Fund Class A Shares                                                50,000,000
Growth Fund Class A Shares                                                   50,000,000

Government Securities Fund Class C Shares                                    50,000,000
Income and Equity Fund Class C Shares                                        50,000,000
Balanced Fund Class C Shares                                                 50,000,000
Small Cap Fund Class C Shares                                                50,000,000
Growth Fund Class C Shares                                                   50,000,000



                                       1
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     As a result of the classification and redesignation, the Six Hundred
Million (600,000,000) shares of the Corporation's One Billion (1,000,000,000) Shares of Common Stock are now classified and designated as follows:

NEW DESIGNATION                                                   NEW NUMBER OF SHARES
-----------------------------------------                         --------------------
Government Securities Fund Class A Shares                               50,000,000
Income and Equity Fund Class A Shares                                   50,000,000
Balanced Fund Class A Shares                                            50,000,000
Small Cap Fund Class A Shares                                           50,000,000
Growth Fund Class A Shares                                              50,000,000
Multi-Cap Value Fund Class A Shares                                     50,000,000

Government Securities Fund Class C Shares                               50,000,000
Income and Equity Fund Class C Shares                                   50,000,000
Balanced Fund Class C Shares                                            50,000,000
Small Cap Fund Class C Shares                                           50,000,000
Growth Fund Class C Shares                                              50,000,000
Multi-Cap Value Fund Class C Shares                                     50,000,000

     THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, Pacific Advisors Fund Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Secretary on this 3rd day of January, 2002.

                           PACIFIC ADVISORS FUND, INC.

Witness: /s/ Araceli Olea              By: /s/ George A. Henning
         ----------------------            -----------------------------
                                           George A.  Henning
                                           Chairman of the Board of Directors


                                           /s/ Thomas H. Hanson
                                           -----------------------------
                                           Thomas H.  Hanson
                                           Vice President